NEWS RELEASE
For more information, contact:
Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Enters Into Settlement Agreement with Assured

Flagstar to Recognize $48 Million of Income

TROY, Mich., June 21, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC) (“Flagstar” or the “Company”), the holding company for Flagstar Bank, FSB (the “Bank”), announced today that the Bank has entered into an agreement (the “Settlement Agreement”) to settle the previously disclosed lawsuit filed by Assured Guaranty Municipal Corp., formerly known as Financial Security Assurance Inc. ("Assured"). The litigation, which was filed in the U.S. District Court for the Southern District of New York, relates to $902.2 million of non-agency securitization transactions in 2005 and 2006 involving home equity line of credit (“HELOC”) loans that Assured insures.

Under the terms of the Settlement Agreement, Assured will terminate its pending lawsuit against Flagstar and will not pursue any related claims at any time in the future. In exchange, Flagstar will pay Assured $105.0 million and will assume responsibility for future claims associated with the two HELOC securitization trusts, including the right to receive from Assured all future reimbursements for claims paid to which Assured would have been entitled. As a result, Flagstar will recognize $48.3 million of income, arising from its deemed receipt of the net fair value of the assets in the two HELOC securitizations and the reversal of its related reserves for pending and threatened litigation.

Alessandro (Sandro) DiNello, Flagstar's President and Chief Executive Officer, said, “This agreement with Assured represents a favorable resolution of Flagstar's last remaining significant legacy legal matter. Flagstar is a leading Michigan-based community bank with a strong national mortgage business, and we are continuing to focus on our business as we put legacy issues behind us. As we begin the next phase of our growth and development, we are confident that the Company is well positioned for long-term success and shareholder value creation.”

About Flagstar

Flagstar is the holding company for the Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $13.1 billion in total assets at March 31,

2013, Flagstar is the largest publicly held savings bank headquartered in the Midwest. Flagstar operates 111 banking centers, all of which are located in Michigan and 41 home lending centers located in 19 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Form 10-K and Forms 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against Flagstar; compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.